UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 20, 2022

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-11476	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Gemini Street Suite 250 Houston, Texas	77058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	VTNR	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of Vertex Energy, Inc. (“we”, “us” or the “Company”) was held on January 20, 2022 at 10 A.M. Houston time at the Company’s corporate offices: 1331 Gemini, Suite 250, Houston, Texas 77058 (the “Special Meeting”). At the Special Meeting, the issuance of shares of our common stock issuable upon the conversion of our $155 million aggregate principal amount at maturity 6.25% Convertible Senior Notes due 2027 (the “Convertible Senior Notes”), in accordance with Nasdaq Listing Rules 5635(a) and (d), as well as the approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of the proposal above, were submitted to a vote of the stockholders through the solicitation of proxies.

The proposals below are described in greater detail in the Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on December 10, 2021 (the “Proxy Statement”), with the results of such voting on such proposals as set forth below. Capitalized terms have the meanings given to such terms in the Proxy Statement and this Form 8-K should be read in connection with the Proxy Statement. At the Special Meeting, an aggregate of 39,895,207 shares of voting stock, or 63% of our 63,673,566 total outstanding voting shares (including shares of our common stock and Series A Convertible Preferred Stock, which vote together as a single class) as of December 6, 2021, the record date for the Special Meeting (the “Record Date”), were present at or were voted at the Special Meeting, constituting a quorum. The final voting results were as follows:

Proposal 1	For	Against	Abstain	Broker Non-Votes
To approve the issuance of shares of our common stock issuable upon the conversion of our $155 million aggregate principal amount at maturity 6.25% Convertible Senior Notes due 2027, in accordance with Nasdaq Listing Rules 5635(a) and (d) (the “Convertible Note Share Issuance Proposal”)	39,775,560	84,404	35,243	-0-

Proposal 2	For	Against	Abstain	Broker Non-Votes
To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal above (the “Adjournment Proposal”)	39,738,428	108,296	48,483	-0-

The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

The Convertible Note Share Issuance Proposal and Adjournment Proposal were each approved by the requisite vote of the Company’s stockholders, provided that such an adjournment was not necessary in light of the approval of the Convertible Note Share Issuance Proposal.

Item 8.01 Other Events.

As described in that certain Indenture (the “Indenture”), dated November 1, 2021, between the Company and U.S. Bank National Association, as trustee, setting forth the terms of the Convertible Senior Notes, the Default Settlement Method (as defined in the Indenture) of the Convertible Senior Notes automatically changed to Physical Settlement (as defined in the Indenture) upon the approval of Proposal 1 above at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX ENERGY, INC.

Date: January 21, 2022	By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer